EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25332, 33-31434, 33-43854, 33-58798, 33-52773, 333-03191, 333-16363, 333-26867, 333-32461, 333-32491, 333-32499, 333-32567, 333-35324, 333-41920, 333-47450, 333-54234, 333-73252, and 333-107677 on Form S-8 and Registration Statement Nos. 333-99509 and 333-113844 on Form S-3 of our reports dated February 15, 2007, relating to the financial statements and financial statement schedule of The Boeing Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s changes in accounting for pension and postretirement benefits and concessions received from vendors), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 15, 2007

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